UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 2005

                                DUNE ENERGY, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-27897                   95-4737507
(State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)

3050 Post Oak Blvd., Suite 695, Houston, Texas                          77056
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (713) 888-0895


          ------------------------------------------------------------
          (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

      On March 2, 2005, Dune Energy, Inc. (the "Company") entered into a Letter of Intent ("LOI") to acquire producing and non-producing natural gas properties from multiple related non-public entities in a privately negotiated transaction. Subject to the parties executing and delivering definitive agreements, it is contemplated that the closing of such transaction will occur during the second quarter of 2005 and that the purchase price for the properties could approximate or exceed $50 million. The properties to be purchased are located in Denton and Wise Counties, in the North Texas Fort Worth Basin.

      Per the terms of the LOI, regardless of whether (i) the Company enters into definitive agreements with the sellers or (ii) closes the purchase of the properties, the Company is required to advance to the sellers, up to $2,500,000 between March 2, 2005 and the contemplated Closing Date of the transaction. Such monies advanced by the Company will be utilized by the sellers for certain completion and drilling activities to be performed on the subject properties prior to the Closing Date. Upon the closing of the transaction, the Company will receive a credit against the purchase price for all advances made by the Company to the sellers prior to the Closing Date. In the event that the contemplated transaction does not occur, then the Company will receive an undivided leasehold interest in each well that the Company has contributed monies as an advance, equal to 80% of the Company's advance allocated to such well, divided by the total costs and expenses incurred by the sellers with respect to each such well.

      The Company intends to finance the acquisition through a combination of cash, debt and equity. There can be no assurances that the Company can secure such financing or that the contemplated acquisition will be successfully completed.

      A copy of the Company's press release dated March 3, 2005 is attached hereto.

Item 9.01 Exhibits.

      Exhibit No.       Description
      -----------       -----------

         99.1 Press Release dated March 3, 2005 announcing contemplated acquisition by the Company.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        DUNE ENERGY, INC.


DATE: March 3, 2005                     By: /s/ Alan Gaines
                                            ------------------------------------
                                            Alan Gaines
                                            Chairman and Chief Executive Officer

                                  Exhibit Index

Exhibit No.             Description
-----------             -----------

   99.1 Press Release dated March 3, 2005 announcing the contemplated acquisition by the Company.